Exhibit 10.1

Export Agency Contract (Translation Version)

Party A ：Jilin Province Ganzhi Ginseng Production Co., Ltd.

Party B: Changchun Economic & Trade Co., Ltd Asian Poetry

Both parties entered into the following contract about appointing Party B to as the agent to export the commodity of Ganzhi Ginseng beverage and American ginseng beverage to Singapore, Malaysia and Thailand according to the principle of equality and mutual benefit

I. The specification of Party A’s ginseng beverage is 160 ml per can，14 RMB per can, 12 can per case, and 168 RMB per case, so is American ginseng beverage.
II. The quantity of first batch to be exported is 2000 cases, and the total amount is 336,000 RMB in which the ginseng beverage and American ginseng beverage account for 1000 cases separately.
III. The clearing form between both parties is cash on delivery, that is a 30% as deposit shall be required firstly before exporting, and the other 70% will be paid after inspecting the goods.
IV. The quality of goods is based on the current standard of Party A unless Party B has other specifications.
V. The package of goods shall be performed according to the current standards of Party A, special package will be designed by Party B and be produced by Party A.
VI. Party B shall inspect the goods in Party A’s warehouse, and the exporting commodity inspection shall be submitted to the local Commodity Inspection Bureau by Party A according to this Contract.
VII. Party A shall be responsible for the delivery and insurance inland and shall deliver the goods to the location inside China designated by Party B.  Offshore transportation and insurance shall be borne by Party B. Party B, as Party A’s export agent, is responsible for the specific tasks about exporting and Party should provide necessary assistance.
VIII. Party B shall provide Party A with the contract signed between Party B and the import entities of Singapore, Malaysia and Thailand.
IX. According to the contract，Party A shall be responsible for any economic losses caused by substandard goods，and party B shall be responsible for the economic losses caused by other matters.
X. Other Matters：1. Party A will give a free sample of 1% of the first batch of goods。2. Type of payment for the first batch: first a 30% deposit, and 50% after inspecting the goods; and the last 20% shall be paid within 7 days after delivery on arrival of Singapore. 3. If sales of goods are not as good as expected in the first year, both parties will negotiate further regarding exporting agency in Malaysia and Thailand. 4. The location and contents of internal and external label should be confirmed and signed by both parties.
XI. Anything not covered in this Contract will be discussed separately by both parties.
XII. Both Parties shall attempt in the first instance to resolve any dispute through friendly consultations. If the negotiation fails, any party has the right to file a lawsuit in a local people's court.
XIII. The contract will have two copies with a valid term of 3 years, each party shall keep one copy and the contract will come into force from the date both parties signature and stamp.

Party A ：Jilin province Ganzhi ginseng production Co., Ltd.
Legal representative: Zhang Yuxiang
Signatory representative: Zhang Yuxiang
Add.:No.3075, Meihekou Beihuan Xi RD
Signatory address: Changchun City
Date of contract: Nov. 5th, 2011

Party B: Changchun Economic & Trade Co., Ltd Asian poetry
Legal representative： Feng Yaqin
Signatory representative: Zhang Ying
Add.: Qingfeng Road No.5
Signatory address: Changchun City
Date of contract: Nov. 5th, 2011